                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

                       HEALTH MANAGEMENT SYSTEMS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                        HEALTH MANAGEMENT SYSTEMS, INC.
                             401 PARK AVENUE SOUTH
                            NEW YORK, NEW YORK 10016

       NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MARCH 29, 2001

     The Annual Meeting of Shareholders (the "Meeting") of Health Management Systems, Inc. (the "Company") will be held at the offices of the Company, 401 Park Avenue South, New York, New York, on March 29, 2001 at 11:00 a.m., Eastern Standard Time, for the following purposes:

          1. To elect four directors to serve for two-year terms expiring at the annual meeting in 2003 and until their successors are elected and qualified;

          2. To consider and take action on the ratification of the selection of KPMG LLP as the Company's independent certified public accountants for fiscal year 2001; and

          3. To transact such other business as may properly come before the Meeting or any adjournments thereof.

     Only shareholders of record at the close of business on February 9, 2001 will be entitled to receive notice of and to vote at the Meeting.

     Shareholders are cordially invited to attend the Meeting in person. Whether or not you expect to attend, WE URGE YOU TO READ THE ACCOMPANYING PROXY STATEMENT AND THEN COMPLETE, SIGN, DATE, AND RETURN THE ENCLOSED FORM OF PROXY IN THE ACCOMPANYING POSTAGE-PREPAID ENVELOPE. It is important that your shares be represented at the Meeting by virtue of your executed proxies should you be unable to attend the Meeting in person. Your promptness in responding will assist us to prepare for the Meeting and to avoid the cost of a follow-up mailing. If you receive more than one form of proxy because you own shares registered in different names or at different addresses, each form of proxy should be completed and returned.

                                          Sincerely,

                                          /s/ KATHY L. ARENDT
                                          Kathy L. Arendt
                                          Secretary

February 23, 2001

                        HEALTH MANAGEMENT SYSTEMS, INC.
                             401 PARK AVENUE SOUTH
                            NEW YORK, NEW YORK 10016

                                PROXY STATEMENT

            ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MARCH 29, 2001

                              GENERAL INFORMATION

     This Proxy Statement is furnished to shareholders of Health Management Systems, Inc., a New York corporation (the "Company"), in connection with the solicitation by the Board of Directors of the Company of proxies for use at its Annual Meeting of Shareholders (the "Meeting"). The Meeting is scheduled to be held on Thursday, March 29, 2001, at 11:00 a.m., Eastern Standard Time, at the offices of the Company, 401 Park Avenue South, New York, New York, and at any adjournments thereof. It is anticipated that this Proxy Statement and the enclosed form of proxy will be mailed to shareholders on or about February 23, 2001.

     At the Meeting, shareholders will be asked to vote upon: (1) the election of four directors; (2) the ratification of the selection of independent certified public accountants for fiscal year 2001; and (3) such other business as may properly come before the Meeting and at any adjournments thereof.

VOTING RIGHTS AND VOTES REQUIRED

     The close of business on February 9, 2001 has been fixed as the record date (the "Record Date") for the determination of shareholders entitled to receive notice of and to vote at the Meeting. As of the close of business on such date, the Company had outstanding and entitled to vote 17,832,431 shares of common stock, par value $0.01 per share (the "Common Stock").

     A majority of the outstanding shares of Common Stock must be represented in person or by proxy at the Meeting in order to constitute a quorum for the transaction of business. The record holder of each share of Common Stock entitled to vote at the Meeting will have one vote for each share so held.

     Directors are elected by a plurality of the votes cast. Shareholders may not cumulate their votes. The four candidates receiving the highest number of votes will be elected. In tabulating the votes, votes withheld in connection with the election of one or more nominees and broker nonvotes will be disregarded and will have no effect on the outcome of the vote.

     The affirmative vote of the holders of a majority of the shares of Common Stock represented at the Meeting in person or by proxy and entitled to vote thereat will be required to ratify the selection of the Company's independent certified public accountants. In determining whether this proposal has received the requisite number of affirmative votes, abstentions and broker nonvotes will be disregarded and will have no effect on the outcome of the vote.

VOTING OF PROXIES

     If the accompanying proxy is properly executed and returned, the shares represented by the proxy will be voted at the Meeting as specified in the proxy. If no instructions are specified, the shares represented by any properly executed proxy will be voted FOR the election of the nominees listed below under "Election of Directors" and FOR the ratification of the selection of independent certified public accountants.

REVOCATION OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by a shareholder at any time before it is exercised by written notice to the Secretary of the Company, by timely notice of a properly executed proxy bearing a later date delivered to the Company, or by voting in person at the Meeting.

SOLICITATION OF PROXIES

     The Company will bear the cost of this solicitation, including amounts paid to banks, brokers, and other record owners to reimburse them for their expenses in forwarding solicitation material regarding the Meeting to beneficial owners of Common Stock. The solicitation will be by mail, with the material being forwarded to the shareholders of record and certain other beneficial owners of Common Stock by the Company's officers and other regular employees (at no additional compensation). Such officers and employees may also solicit proxies from shareholders by personal contact, by telephone, or by other means if necessary in order to assure sufficient representation at the Meeting.

     Mellon Investor Services L.L.C. has been retained to receive and tabulate proxies and to provide representatives to act as inspectors of election for the Meeting.

                      MATTERS SUBJECT TO SHAREHOLDER VOTE

1.  ELECTION OF DIRECTORS

     Pursuant to the Company's by-laws, the Board of Directors of the Company is currently divided into two classes, with one class standing for election each year for two-year terms. The terms of four directors, including one director appointed at the end of fiscal year 2000, will expire at the Meeting. Accordingly, the term of the four nominees listed below, if elected at the Meeting, will expire at the 2003 annual meeting. The terms of the other current directors listed below will expire at the 2002 annual meeting.

     The four persons designated by the Board of Directors as nominees for election as directors with terms expiring at the 2003 annual meeting are William
F. Miller III, William W. Neal, Ellen A. Rudnick and Richard H. Stowe.

     Unless a contrary direction is indicated, it is intended that proxies received will be voted for the election as directors of the four nominees to serve for two-year terms expiring at the 2003 annual meeting, and in each case until their successors are elected and qualified. In the event any nominee for director declines or is unable to serve, the proxies may be voted for a substitute nominee selected by the Board of Directors. The Board of Directors expects that each nominee named in the following table will be available for election.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES.

                                                                                             SERVED AS
                                                                                             DIRECTOR
NAME                                     POSITION WITH THE COMPANY OR PRINCIPAL OCCUPATION     FROM
----                                     -------------------------------------------------   ---------
Nominees for directors for two-year terms ending in 2003:
William F. Miller III..................  Chairman, President, and Chief Executive Officer      2000
                                         of the Company
William W. Neal........................  Managing Principal of Piedmont Venture Partners,      1989
                                         an investment firm
Ellen A. Rudnick.......................  Executive Director, Entrepreneurship Program,         1997
                                         University of Chicago Graduate School of Business
Richard H. Stowe.......................  Private Investor and Senior Advisor to Capital        1989
                                         Counsel LLC, an asset management firm
Directors continuing in office until 2002:
Randolph G. Brown......................  Chairman and Chief Executive Officer of One Inc.,     1998
                                         a surgery center management company
Robert V. Nagelhout....................  President of the Company's Software Division          1996
Galen D. Powers........................  Senior Founder and President of Powers, Pyles,        1992
                                         Sutter & Verville, P.C., a law firm

EXECUTIVE OFFICERS AND DIRECTORS

     Certain information is set forth below with respect to the executive officers and directors of the Company as of February 9, 2001:

NAME                                                              POSITION
----                                                              --------
William F. Miller III..................  Chairman, President, and Chief Executive Officer
Alan L. Bendes.........................  Senior Vice President and Chief Financial Officer
Richard B. Brown.......................  President, Revenue Services Division
Lewis D. Levetown......................  Vice President, Human Resources
Robert V. Nagelhout....................  President, Software Division, and Director
Randolph G. Brown......................  Director
William W. Neal........................  Director
Galen D. Powers........................  Director
Ellen A. Rudnick.......................  Director
Richard H. Stowe.......................  Director

     WILLIAM F. MILLER III, 51, joined the Company in October 2000 as its President, Chief Executive Officer, and director. On December 14, 2000, Mr. Miller was elected Chairman of the Board. From 1983 through 1999, Mr. Miller served as President and Chief Operating Officer of EmCare Holdings, Inc., a leading national healthcare services firm which was acquired in 1997 by Laidlaw, Inc. From 1980 through 1983, Mr. Miller served as Administrator and Chief Operating Officer of Vail Mountain Medical. Prior to 1980, Mr. Miller served in various capacities at various hospital facilities. Mr. Miller is currently a director of LinCare, Inc, a provider of respiratory and infusion therapy and durable medical equipment to patients in the home, and several private companies.

     ALAN L. BENDES, 47, joined the Company during fiscal year 1999 as its Senior Vice President and Chief Financial Officer. From 1997 to January 1999, Mr. Bendes served as an independent business consultant and on staff for wireless and internet technology companies. From 1987 through 1996, Mr. Bendes served as Vice President -- Finance and Administration, Chief Financial Officer, Treasurer, and Secretary for United States Paging Corporation (at the time a publicly held company and currently a wholly-owned subsidiary of MCI Worldcom). From 1985 through 1987, Mr. Bendes was the Chief Financial and Operations Officer of Toscany Imports, Ltd., a distributor of glassware and giftware and a subsidiary of Alco Standard Corporation. From 1980 through 1984, Mr. Bendes served as Chief Financial Officer of Meinhard Commercial Corporation, the factoring subsidiary of CIT Corporation. From 1974 through 1980, he was a member of KPMG LLP's audit staff.

     RICHARD B. BROWN, JR., 45, joined the Company during fiscal year 1999 and serves as President of the Company's Revenue Services Division. From 1995 through 1998, Mr. Brown held operational and strategic planning positions with Coastal Physicians Group and Oxford Specialty Management, a start-up venture wholly-owned by Oxford Health Plan. From 1977 to 1994, Mr. Brown worked for International Business Machines Corporation ("IBM"), including four years as a Principal in the Healthcare Practice of the IBM Consulting Group.

     LEWIS D. LEVETOWN, 58, has been Vice President of Human Resources of the Company since 1988. From 1982 until he joined the Company, he was Senior Vice President, Human Resources for Automated Data Processing, Inc. ("ADP").

     ROBERT V. NAGELHOUT, 46, serves as President of the Company's Health Care microsystems, Inc. ("HCm") subsidiary, a position he held since HCm's acquisition by the Company in February 1995. He became the President of the Company's Software Division in December 1999. From November 1997 through December 1999, Mr. Nagelhout served as the Company's Chief Operating Officer. Prior to co-founding HCm in 1983, he served as a consultant at Ernst & Whinney (now Ernst & Young).

     RANDOLPH G. BROWN, 58, was appointed a director of the Company in May 1998. Mr. Brown has served as Chairman and Chief Executive Officer of One Inc., a developer and manager of refractive and cataract surgery centers in New York, since August 1999. Previously, Mr. Brown had been an independent business consultant since November 1996, principally as a venture partner with Morgenthaler Venture Partners. From July 1987 through October 1996, Mr. Brown served in various senior executive capacities, including Chairman, President and Chief Executive Officer, for Medaphis Corporation, a provider of accounts receivable management services to hospital-affiliated physicians and hospitals. From 1978 through 1987, Mr. Brown was employed in various management positions by Humana Inc., at that time a provider of integrated healthcare delivery services.

     WILLIAM W. NEAL, 68, has been Managing Principal of Piedmont Venture Partners since July 1996. From 1989 to April 1996, he served as Chief Executive Officer of Broadway and Seymour, a company that provides software and computer systems to the banking industry. From 1985 through July 1989, he was a general partner of Welsh, Carson, Anderson & Stowe ("WCAS"), an investment firm. Mr. Neal was Senior Vice President -- Marketing of ADP from 1984 to 1985 and a Group President of ADP from 1978 to 1984. He served as a director of ADP from 1982 until 1985.

     GALEN D. POWERS, 64, is the senior founder and has served as President of Powers, Pyles, Sutter & Verville P.C., a Washington, D.C. law firm specializing in healthcare and hospital law, since he founded the firm in 1983. Mr. Powers was the first chief counsel of the federal Health Care Financing Administration and has served as a director and the President of the National Health Lawyers Association.

     ELLEN A. RUDNICK, 50, is Executive Director and Clinical Professor of the Entrepreneurship Program at the University of Chicago Graduate School of Business. She also serves as Chairman of CEO Advisors, Inc. a privately held consulting firm. From 1993 until 1999, Ms. Rudnick served as Chairman of Pacific Biometrics, Inc., a publicly held healthcare biodiagnostics company and its predecessor, Bioquant. From 1990 to 1992, she was President and Chief Executive Officer of Healthcare Knowledge Resources ("HKR"), a privately held healthcare information technology corporation, and subsequently served as President of HCIA, Inc. ("HCIA") following the acquisition of HKR by HCIA. From 1975 to 1990, Ms. Rudnick served in various positions at Baxter Health Care Corporation, including Corporate Vice President and President of its Management Services Division.

     RICHARD H. STOWE, 57, is a private investor and Senior Advisor to Capital Counsel LLC, an asset management firm. From 1979 until 1998, Mr. Stowe was a general partner of WCAS. Prior to 1979, he was a Vice President in the venture capital and corporate finance groups of New Court Securities Corporation (now Rothschild Inc.). Mr. Stowe is also a director of MedQuist, Inc., a provider of medical record transcription services.

DIRECTORS' FEES

     Non-employee directors are paid $1,500 for each regularly scheduled Board of Directors meeting, $500 for each regularly scheduled committee meeting, and $250 for each special Board of Directors or committee meeting which they attend, and are reimbursed for expenses incurred in attending meetings. Each non-employee director is also granted options annually to purchase 1,500 shares of Common Stock under the Company's 1995 Non-Employee Director Stock Option Plan and may be awarded additional options under the Company's 1999 Long-Term Incentive Stock Plan. In light of the increasing time demands on the Board of Directors during the Company's strategic planning and restructuring initiatives, as of December 15, 2000, William W. Neal, Ellen
A. Rudnick, and Galen D. Powers were each granted options under the Company's 1999 Long-Term Incentive Stock Plan to purchase 25,000 shares of Common Stock, at an exercise price of $1.07 per share (the fair market value of the Common Stock on such date). Each option vested on the date of grant as to 8,334 shares. Each option will vest as to the remaining 16,666 shares in two equal annual installments, commencing one year from the date of grant. In addition, based upon the significant involvement required in divestiture assessment and operational re-engineering, as of December 15, 2000, Richard H. Stowe and Randolph G. Brown were each granted options under the Company's 1999 Long-Term Incentive Stock Plan to purchase 150,000 shares of Common Stock, at an exercise price of $1.07 per share. Each option vested on the date of grant as to 30,000 shares. Each option will vest as to an additional 45,000 shares on the first anniversary of its grant, and will vest as to the remaining 75,000 shares thereafter in eight equal quarterly installments.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

     The Board of Directors held six meetings during fiscal year 2000. Each director attended at least 75% of the aggregate of the total number of meetings of (a) the Board of Directors, and (b) the committees on which the director served.

     The committees of the Board of Directors consist of an Audit and Compliance Committee and a Compensation Committee.

     AUDIT AND COMPLIANCE COMMITTEE. The Audit and Compliance Committee recommends to the Board of Directors the annual appointment of independent certified public accountants with whom the Committee reviews audit fees, the scope and timing of the audit, the adequacy of internal controls, and any other services rendered. The functions of the Audit and Compliance Committee also include review of corporate compliance and related matters. The Audit and Compliance Committee is currently comprised of Messrs. Powers and Brown and will expand to include a third independent director during fiscal year 2001. The Audit and Compliance Committee held four meetings during fiscal year 2000.

     COMPENSATION COMMITTEE. The Compensation Committee reviews and recommends the compensation and bonuses of the executives of the Company. The Compensation Committee also administers the Company's 1999 Long-Term Incentive Stock Plan, Employee Stock Purchase Plan, and 1995 Non-Employee Director Stock Option Plan. The Compensation Committee is comprised of Messrs. Neal and Stowe and held two meetings during fiscal year 2000.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Pursuant to Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules issued thereunder, the Company's executive officers and directors are required to file with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. reports of ownership and changes in ownership of Common Stock. Copies of such reports are required to be furnished to the Company. Based solely on review of the copies of such reports furnished to the Company, or written representations that no other reports were required, the Company believes that during fiscal year 2000 all of its executive officers and directors complied with the requirements of Section 16(a), except that Paul J. Kerz, a former officer and director of the Company, did not timely report his disposition of 262,666 shares of Common Stock, which were repurchased directly by the Company, pursuant to his separation from the Company in October 2000;

and Richard H. Stowe, a director of the Company, did not timely file the annual Form 5 with respect to his acquisition of 1,500 options to purchase Common Stock for the fiscal year ending October 31, 2000.

     ADDITIONAL INFORMATION REGARDING COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS IS PROVIDED ON PAGES 10 THROUGH 16 OF THIS PROXY STATEMENT.

RATIFICATION OF THE SELECTION OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     The Board of Directors, in accordance with the recommendation of the Audit and Compliance Committee, has selected, subject to ratification by the shareholders, KPMG LLP, independent certified public accountants, to audit the consolidated financial statements of the Company and its subsidiaries for fiscal year 2001. KPMG LLP has audited the Company's financial statements since fiscal year 1981.

AUDIT FEES

     The aggregate fees billed and expected to be billed by KPMG LLP for the audit of the Company's annual financial statements for fiscal year 2000 and the reviews of the financial statements included in the Company's Form 10-Qs for that fiscal year are expected to be approximately $175,000. The final amount of such bills is still subject to review by KPMG LLP and review and approval by the Company and its Audit and Compliance Committee.

ALL OTHER FEES

     The aggregate Other fees billed by KPMG LLP for work performed in fiscal year 2000 for audits of the Company's employee benefit plans and an SAS 70 system certification were approximately $85,000. The Company's Audit and Compliance Committee considered whether the provision of such other services was compatible with maintaining KPMG LLP's independence.

     The Company expects representatives of KPMG LLP to attend the Meeting, to be available to respond to appropriate questions from shareholders, and to have the opportunity to make a statement if so desired.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE SELECTION OF KPMG LLP AS INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR FISCAL YEAR 2001.

                             ADDITIONAL INFORMATION

STOCK OWNERSHIP

     The following table sets forth certain information regarding the beneficial ownership of Common Stock as of February 9, 2001 by (a) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (b) each executive officer identified in the Summary Compensation Table below, (c) each director and nominee for director, and (d) all executive officers and directors as a group. Except as otherwise noted, the named shareholder had sole voting and investment power with respect to such securities.

NAME                                                           AMOUNT        PERCENTAGE
----                                                          ---------      ----------
Heartland Advisors, Inc.
  789 North Water Street
  Milwaukee, WI 53202-3508..................................  2,336,400         13.1%
Dimensional Fund Advisors, Inc.
  1299 Ocean Avenue
  Santa Monica, CA 90401-1038...............................  1,253,925          7.0%
William F. Miller III(a)....................................    550,000          3.1%
Paul J. Kerz(b).............................................    474,632          2.7%
Alan L. Bendes(c)...........................................     42,000            *
Richard B. Brown(d).........................................      8,750            *
Lewis D. Levetown(e)........................................     14,738            *
Robert V. Nagelhout(f)......................................    166,140            *
Randolph G. Brown(g)........................................     37,250            *
William W. Neal(h)..........................................     53,255            *
Galen D. Powers(i)..........................................     30,769            *
Ellen A. Rudnick(j).........................................     20,084            *
Richard H. Stowe(k).........................................     98,864            *
All executive officers and directors as a group (eleven
  persons)(l)...............................................  1,496,482          8.2%

---------------
 *   denotes percentage of ownership is less than 1%

(a) Mr. Miller became the Company's President, Chief Executive Officer, and a director, effective October 2, 2000 and was elected Chairman of the Board on December 14, 2000.

(b) Includes 84,828 shares of Common Stock owned by members of the family of Mr. Kerz or trusts for the benefit of such family members, as to which Mr. Kerz disclaims beneficial ownership. Mr. Kerz resigned as President and Chief Executive Officer of the Company, effective October 2, 2000 and as Chairman of the Board and a director of the Company, effective December 12, 2000.

(c) Includes outstanding options to purchase 42,000 shares of Common Stock that are currently exercisable or will become exercisable before April 30, 2001.

(d) Includes outstanding options to purchase 8,750 shares of Common Stock that are currently exercisable or will become exercisable before April 30, 2001.

(e) Includes outstanding options to purchase 7,000 shares of Common Stock that are currently exercisable or will become exercisable before April 30, 2001.

(f) Includes 6,000 shares of Common Stock held in trusts for the benefit of family members, as to which Mr. Nagelhout disclaims beneficial ownership. Also includes outstanding options to purchase 110,500 shares of Common Stock that are currently exercisable or will become exercisable before April 30, 2001.

(g) Includes outstanding options to purchase 37,250 shares of Common Stock that are currently exercisable or will become exercisable before April 30, 2001.

(h) Includes 27,980 shares of Common Stock owned by members of the family of Mr. Neal, as to which Mr. Neal disclaims beneficial ownership. Also includes outstanding options to purchase 20,834 shares of Common Stock that are currently exercisable or will become exercisable before April 30, 2001.

(i) Includes 237 shares of Common Stock owned by members of the family of Mr. Powers, as to which Mr. Powers disclaims beneficial ownership. Also includes outstanding options to purchase 30,532 shares of Common Stock that are currently exercisable or will become exercisable before April 30, 2001.

(j) Includes outstanding options to purchase 17,084 shares of Common Stock that are currently exercisable or will become exercisable before April 30, 2001.

(k) Includes outstanding options to purchase 42,500 shares of Common Stock that are currently exercisable or will become exercisable before April 30, 2001.

(l) Includes outstanding options to purchase 316,450 shares of Common Stock that are currently exercisable or will become exercisable before April 30, 2001.

EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

     The following table sets forth the cash and non-cash compensation for the fiscal years ended October 31, 2000, 1999, and 1998 awarded to or earned by the current and former Chief Executive Officer and by each of the other four most highly compensated executive officers of the Company.

                                                                                        LONG-TERM
                                                                                      COMPENSATION
                                                        ANNUAL COMPENSATION           ------------
                                        FISCAL    --------------------------------    STOCK OPTION
NAME AND PRINCIPAL POSITION             YEARS      SALARY     BONUS      OTHER(A)      AWARDED(B)
---------------------------             ------    --------    ------    ----------    -------------
William F. Miller III(c)..............   2000     $ 33,333    $   --    $       --            --
  Chairman, President, and               1999           --        --            --            --
  Chief Executive Officer                1998           --        --            --            --

Paul J. Kerz(d).......................   2000      364,000        --     1,655,100            --
  Former Chairman, President and         1999      364,000        --         3,500        95,000
  Chief Executive Officer                1998      364,000    75,000         6,867            --

Alan L. Bendes(e).....................   2000      215,000        --         5,100            --
  Senior Vice President and              1999      197,000    40,000         3,500       105,000
  Chief Financial Officer                1998           --        --            --            --

Richard B. Brown(e)...................   2000      221,667        --         5,100         5,000
  President, Revenue Services Division   1999      200,000    40,000         3,247        75,000
                                         1998           --        --            --            --

Lewis D. Levetown.....................   2000      165,000        --         4,738         2,000
  Vice President, Human Resources        1999      165,000     5,000         3,500        20,000
                                         1998      165,000    14,000         7,112         4,000
Robert V. Nagelhout...................   2000      312,000        --        13,678        10,000
  President, Software Division           1999      312,000        --        11,338        80,000
                                         1998      312,000    65,000        10,830        86,170

---------------
(a) Includes matching contributions under the Company's 401(k) Plan.

(b) Excludes December 15, 2000, awards to each of Messrs. Bendes, Brown, and Levetown of 65,000 options to purchase Common Stock at an exercise price of $1.07 per share and the January 10, 2001, award to Mr. Miller of 750,000 options to purchase Common Stock at an exercise price of $1.31 per share.

(c) Mr. Miller joined the Company as its President, Chief Executive Officer, and a director as of October 2, 2000 and was elected Chairman of the Board on December 14, 2000. Mr. Miller's annual base salary is $400,000.

(d) Mr. Kerz resigned as the Company's President and Chief Executive Officer as of October 2, 2000, and as Chairman of the Board and a director effective December 12, 2000. Other compensation includes amounts paid to Mr. Kerz pursuant to his separation from the Company.

(e) Messrs. Bendes and Brown joined the Company during fiscal year 1999.

EMPLOYMENT AGREEMENTS

     On October 2, 2000, Mr. Miller entered into an employment agreement (the "Agreement") with the Company. The Agreement provides for his employment through October 2, 2003 (the "Employment Term") (subject to earlier termination in certain circumstances as described below), at a base salary of $400,000 per year. Mr. Miller is eligible to receive bonus compensation from the Company in respect of each fiscal year (or portion thereof) during the Employment Term, in each case as may be determined by the Board of Directors of the Company in its sole discretion on the basis of performance-based or such other criteria as may be established from time to time by the Board of Directors of the Company. Mr. Miller shall receive a minimum bonus from the Company in respect of each of the first two fiscal years (or portion thereof) occurring during the Employment Term (pro rated for any portion of a fiscal year occurring during the Employment
Term), of $80,000 and $40,000 for the fiscal years ending October 31, 2001 and 2002, respectively, payable on the December 15 following the end of such fiscal year.

     On January 10, 2001, as a condition of Mr. Miller's employment, the Company's Accelerated Claims Processing, Inc. subsidiary, a Delaware corporation, provided the financing for Mr. Miller to purchase directly from the Company 550,000 shares of the Company's common stock. The loan, in the principal amount of $721,785, bears interest at the rate of 6.5% per annum, and is payable annually in two equal installments commencing January 9, 2002. The loan is a full recourse loan and is secured by the purchased shares and the shares issuable upon the exercise of stock options. Also in connection with his employment, the Compensation Committee granted Mr. Miller, effective January 10, 2001, 750,000 options to purchase shares of the Company's Common Stock at an exercise price of $1.31 per share, vesting as to 100,000 shares on the first anniversary of its grant, and the remaining 650,000 shares vesting thereafter in eight equal quarterly installments. These options were not granted pursuant to the Company's 1999 Long-Term Incentive Stock Plan and, therefore, the shares of Common Stock issuable upon the exercise of these options are "restricted securities" within the meaning of the federal securities laws.

     If the Company terminates Mr. Miller's employment without "cause" or if his employment ceases within 45 days of a change in control of the Company (both as defined in the Agreement), Mr. Miller will be entitled to a continuation of salary and group medical insurance for 24 months following termination of employment. In addition, certain of his unvested options accelerate and certain restrictions on his Common Stock are eliminated in the case of a change in control, as defined in the respective agreements.

     On January 2, 1999, Mr. Bendes entered into an agreement with the Company confirming his employment as a Senior Vice President and the Chief Financial Officer of the Company effective February 1, 1999. Pursuant to this agreement, Mr. Bendes' initial minimum salary was set at $215,000 per annum. In addition, Mr. Bendes was granted options under the Company's 1999 Long-Term Incentive Stock Plan to purchase 105,000 shares of Common Stock at an exercise price of $4.70 per share, of which 21,000 options vested on the grant date; an additional 21,000 vested on January 31, 2000; and the remaining 63,000 options vest on January 31, 2003 subject to partial acceleration upon realization of certain annual performance measures by the Company. If the Company terminates Mr. Bendes' employment without cause, or if his employment ceases due to either a change in control of the Company (both as defined in the agreement) or a relocation of the Company's New York City offices more than 25 miles from its current location, Mr. Bendes will be entitled to a continuation of salary and group medical insurance for 12 months following termination of employment, as well as acceleration of certain of his unvested options.

     In February 2001, in connection with the Company's strategic planning and divestiture initiatives, the Company entered into an arrangement entitling Mr. Nagelhout to a guaranteed bonus of $156,000 for fiscal year 2001, payable in January 2002 , subject to earlier payment under certain circumstances. In addition, if the Company terminates Mr. Nagelhout's employment without cause or if his employment ceases under certain circumstances due to a change in control, Mr. Nagelhout will also be entitled to a continuation of salary for six months following termination of employment. If the Company terminates Mr. Nagelhout's employment due to a change in control requiring his relocation to offices more than 50 miles from his current location, Mr. Nagelhout will be entitled to a continuation of salary for three months following termination of employment.

STOCK OPTIONS

     The Company's 1999 Long-Term Incentive Stock Plan allows grants of stock options and other rights relating to its Common Stock. In general, whether exercising stock options is profitable depends on the relationship between the Common Stock's market price and the option's exercise price, as well as on the optionee's investment decisions. Options that are "in the money" on a given date can become "out of the money" if prices change on the stock market. For these reasons, the Company believes that placing a current value on outstanding options is highly speculative and may not represent the true benefit, if any, that may be realized by the optionee. The following two tables give more information on stock options.

     The following table sets forth selected option grant information for the fiscal year ended October 31, 2000 with respect to options awarded to the current and former Chief Executive Officer and each of the other four most highly compensated executive officers of the Company.

                      OPTION GRANTS IN LAST FISCAL YEAR(A)

                                                                                         POTENTIAL REALIZABLE
                                                                                                 VALUE
                                                                                           AT ASSUMED ANNUAL
                                                                                                 RATES
                                                                                            OF STOCK PRICE
                                       NUMBER     % OF TOTAL                                 APPRECIATION
                             TYPE OF     OF        OPTIONS      EXERCISE                    FOR OPTION TERM
                             OPTION    OPTIONS    GRANTED TO    PRICE PER   EXPIRATION   ---------------------
NAME                         GRANTED   GRANTED   EMPLOYEES(B)     SHARE        DATE       5%(C)        10%(C)
----                         -------   -------   ------------   ---------   ----------   --------     --------
William F. Miller III......     --         --        --           $  --            --    $    --      $    --
Paul J. Kerz...............     --         --        --              --            --         --           --
Alan L. Bendes.............     --         --        --              --            --         --           --
Richard B. Brown...........    ISO      5,000         1%           4.59      11/30/09     14,433       36,576
Lewis D. Levetown..........    ISO      2,000        --            4.59      11/30/09      5,773       14,631
Robert V. Nagelhout........    ISO     10,000         2%           4.59      11/30/09     28,866       73,153

---------------
(a) Excludes December 15, 2000, awards to each of Messrs. Bendes, Brown, and Levetown of 65,000 options to purchase Common Stock at an exercise price of $1.07 per share and the January 10, 2001, award to Mr. Miller of 750,000 options to purchase Common Stock at an exercise price of $1.31 per share.

(b) Represents individual grant as a percentage of total options issued in fiscal year 2000.

(c) The hypothetical potential appreciation shown in these columns reflects the required calculations at compounded annual rates of 5% and 10% set by the Securities and Exchange Commission, and therefore is not intended to represent either historical appreciation or anticipated future price appreciation of the Common Stock.

     The following table sets forth selected stock option exercise information as of October 31, 2000 and for the fiscal year then ended relating to the current and former Chief Executive Officer and each of the other four most highly compensated executive officers of the Company.

  STOCK OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END STOCK OPTION
                                     VALUES

                                                         NUMBER OF UNEXERCISED            VALUE OF UNEXERCISED
                               SHARES                  OPTIONS AT FISCAL YEAR-END    OPTIONS AT FISCAL YEAR-END(A)
                             ACQUIRED ON    VALUE     ----------------------------   ------------------------------
NAME                          EXERCISE     REALIZED   EXERCISABLE    UNEXERCISABLE   EXERCISABLE     UNEXERCISABLE
----                         -----------   --------   -----------    -------------   ------------    --------------
William F. Miller III......        --           --           --              --        $    --          $    --
Paul J. Kerz...............        --           --           --              --             --               --
Alan L. Bendes.............        --           --       42,000          63,000             --               --
Richard B. Brown...........        --           --        8,750          71,250             --               --
Lewis D. Levetown..........        --           --        7,000          18,000             --               --
Robert V. Nagelhout........        --           --      110,500          79,500             --               --

---------------
(a) Value of unexercised "in-the-money" options is determined by multiplying the number of shares subject to such options by the difference between the exercise price per share and $1.50, the average of the high and low price per share of the Common Stock on the Nasdaq-Amex National Market System on October 31, 2000.

     The following table sets forth selected information regarding the Company's Employee Stock Purchase Plan as of October 31, 2000.

                                                                 EMPLOYEE STOCK PURCHASE PLAN
                                                              -----------------------------------
                                                              NUMBER OF SHARES    VALUE OF SHARES
NAME OF INDIVIDUAL OR GROUP                                     PURCHASED(A)       PURCHASED(B)
---------------------------                                   ----------------    ---------------
William F. Miller III.......................................           --           $        --
Paul J. Kerz(c).............................................           --                    --
Alan L. Bendes..............................................           --                    --
Richard B. Brown............................................           --                    --
Lewis D. Levetown...........................................        7,682               (52,238)
Robert V. Nagelhout.........................................        7,606               (49,515)
All current executive officers as a group...................       15,288              (101,753)
All current employees, other than executive officers, as a
  group.....................................................      360,490           $(1,968,275)

---------------
(a) Represents the cumulative number of shares of Common Stock purchased by employee.

(b) Calculated as the difference between the purchase price per share paid by employees and $1.50, the closing price of the Common Stock on the Nasdaq-Amex National Market System on October 31, 2000 multiplied by the cumulative number of shares purchased by the employees. Amounts in parentheses indicate the purchase prices exceeded the market value at October 31, 2000.

(c) Mr. Kerz was not eligible to participate in this Plan because his beneficial ownership of the outstanding Common Stock exceeded 5% at January 1, 2000, the beginning of the Employee Stock Purchase Plan 2000 calendar year. Mr. Kerz resigned as the Company's President and Chief Executive Officer as of October 2, 2000, and as Chairman of the Board and a director effective December 12, 2000.

401(K) PLAN

     Effective November 1, 1997, the Company established a 401(k) Plan to replace its terminated profit sharing plan. This new 401(k) Plan permits an employee to contribute a portion of the employee's compensation, subject to certain limitations. At its discretion, the Company may make annual contributions to the 401(k) Plan for the benefit of participating employees. For the fiscal years ended October 31, 2000, 1999, and 1998, 401(k) Plan expense was $1,120,000, $1,102,000, and $959,000, respectively. For the fiscal year ended October 31, 2000, $5,100 was contributed on behalf of each of Messrs. Bendes, Brown and Kerz, $4,738 was contributed on behalf of Mr. Levetown, and $2,340 was contributed on behalf of Mr. Nagelhout. Mr. Nagelhout's participation in the Company's 401(k) Plan commenced on January 1, 2000, when the Company adopted a unified company-wide 401(k) plan. In addition during the fiscal year ending October 31, 2000, Mr. Nagelhout was a participant under the 401(k) Plan of the Company's HCm subsidiary, which was valued at the end of each calendar year. That 401(k) Plan was terminated on December 31, 1999. For the calendar year ended December 31, 1999, $11,338 was contributed on behalf of Mr. Nagelhout under the HCm 401(k) plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee is comprised of Richard H. Stowe and William W. Neal, each of whom is a non-employee director of the Company. No member of this Committee was at any time during fiscal year 2000 or at any other time an officer or employee of the Company. No executive officer of the Company served on the Compensation Committee of another entity or on any other committee of the board of directors of another entity performing similar functions during the Company's last fiscal year.

     Notwithstanding contrary statements set forth in any of the Company's previous filings under the Securities Act of 1933 (the "Securities Act") or the Exchange Act that might incorporate future filings, including this Proxy Statement, the Compensation Committee report, the Audit and Compliance Committee Report and the performance graph set forth below shall not be incorporated by reference into such future filings.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     This report provides an explanation of the philosophy underlying the Company's executive compensation program and details on how decisions were implemented during fiscal year 2000 regarding the compensation paid to the Company's executive officers.

     The Company's mission is to be a significant provider of quality products and services in the markets it serves. To support this and other strategic objectives as approved by the Board of Directors and to provide adequate returns to the shareholders, the Company must compete for, attract, develop, motivate, and retain top quality executive talent at the corporate office and operating business units of the Company during periods of both favorable and unfavorable business conditions.

     The Company's executive compensation program is a critical management tool in achieving this goal. "Pay for performance" is the underlying philosophy for the Company's executive compensation program. Consistent with this philosophy, the program has been carefully conceived and is independently administered by the Compensation Committee (the "Committee") of the Board of Directors, which is comprised entirely of non-employee directors. The program is designed to link executive pay to corporate performance, including share price, recognizing that there is not always a direct correlation in the short-term between executive performance and share price.

     The program is designed and administered to:

     - reward individual and team achievements that contribute to the attainment of the Company's business goals; and

     - provide a balance of total compensation opportunities, including salary, bonus, and longer-term cash and equity incentives, that are competitive with similarly situated companies and reflective of the Company's performance.

     In seeking to link executive pay to corporate performance, the Committee believes that the most appropriate measure of corporate performance is the increase in long-term shareholder value, which involves improving such quantitative performance measures as revenue, net income, cash flow, operating margins, earnings per share, and return on shareholders' equity. The Committee may also consider qualitative corporate and individual factors which it believes bear on increasing the long-term value of the Company to its shareholders. These include: (i) the development of competitive advantages; (ii) the ability to deal effectively with the growing complexity of the Company's businesses; (iii) success in developing business strategies, managing costs, and improving the quality of the Company's products and services as well as customer satisfaction;
(iv) execution of divestitures, acquisitions, and strategic partnerships, (v) implementation of operating efficiencies, and (vi) the general performance of individual job responsibilities.

     The Company's executive compensation program consists of: (i) a base salary; (ii) an annual bonus; and (iii) a long-term incentive represented by stock options.

COMPENSATION OF EXECUTIVE OFFICERS

     Salary. In determining the amount of compensation to be paid to the executive officers of the Company, the Committee adheres to long established compensation policies of the Company pursuant to which executive compensation is determined. Base salary determinants include the prevailing rate of compensation for positions of like responsibility in the particular geographic area, the level of the executive's compensation in relation to other executives of the Company with the same, more, or less responsibilities, and the tenure of the individual. To ensure both competitiveness and appropriateness of base salaries, the Company retains professional consultants on a periodic basis to update the job classification and pay scale structure pursuant to which individual executives (and the remainder of the Company's employees) are classified and the pay ranges with which their jobs are associated.

     Bonus. Bonuses are intended to reward both overall corporate performance and an individual's participation in attaining such performance. From time to time, bonuses are also awarded to augment base salary when a determination has been made that an executive's salary is not competitive in light of the factors discussed above.

     Stock Options. The longer-term component of the Company's executive compensation program consists of stock options. The options generally permit the option holder to buy the number of shares of the underlying Common Stock (an "option exercise") at a price equal to or greater than the market price of the stock at the time of grant. Thus, the options generally gain value only to the extent the stock price exceeds the option exercise price during the life of the option. Generally a portion of the options vest over a period of several years and expire no later than ten years after grant. Stock options are granted upon the recommendation of management and approval of the Committee based upon their subjective evaluation of the appropriate amount for the level and amount of responsibility of each executive officer. In fiscal year 2000, certain stock options that were awarded to two of the five executive officers are subject to a performance-based vesting schedule.

These options vested 25 percent on the Grant Date and the remaining 75 percent will vest on October 31, 2003, subject to accelerated vesting of all or a portion of the total options upon realization of certain annual performance measures. All options whose vesting has not otherwise been accelerated pursuant to the foregoing will vest on October 31, 2003, subject only to the continued employment by the Company of the optionee.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     Determination of the Company's compensation of Paul J. Kerz, the Company's former Chief Executive Officer and founder, took into account the factors described above as pertinent to the remainder of the Company's executives and employees, while also taking into consideration the proprietary nature of the Company's business and efforts expended in connection with development of the Company's strategy and product development activities. The Committee also took into account (i) Mr. Kerz's strategic contributions to the Company, and (ii) the amount of Mr. Kerz's compensation relative to chief executive officers of comparable companies. In determining the terms of Mr. Kerz's separation from the Company, the Committee took into account (i) Mr. Kerz's tenure with the Company since its inception, (ii) his contributions to the Company and potential value in the future, and (iii) the separation arrangements of chief executive officers of comparable companies.

     Determination of the Company's compensation of William F. Miller III, the Company's current Chief Executive Officer, takes into account the factors described above as pertinent to the remainder of the Company's executives and employees, while also taking into consideration the proprietary nature of the Company's business and efforts expended in connection with development of the Company's strategy and product development activities. The Committee also took into account (i) the need for Mr. Miller to implement a new strategic plan, including, a restructuring and reengineering of the Company's information systems and infrastructure, and (ii) the amount of Mr. Miller's compensation relative to chief executive officers of comparable companies.

OTHER

     Section 162(m) of the Internal Revenue Code prohibits the Company from deducting any compensation in excess of $1,000,000 paid to certain of its executive officers, except to the extent that such compensation is paid pursuant to a shareholder approved plan upon the attainment of specified performance objectives. The Committee believes that tax deductibility is an important factor, but not the sole factor, to be considered in setting executive compensation policy. Accordingly, the Committee generally intends to take such reasonable steps as are required to avoid the loss of a tax deduction due to
Section 162(m), but reserves the right, in appropriate circumstances, to pay amounts which are not deductible.

                                          COMPENSATION COMMITTEE

                                          Richard H. Stowe
                                          William W. Neal

REPORT OF AUDIT AND COMPLIANCE COMMITTEE

     In accordance with a written charter, a copy of which is attached to this proxy statement as Attachment A, adopted by the Audit and Compliance Committee (the "Committee"), of the Board of Directors (the "Board"), the Committee, among its other duties, assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, and financial reporting practices of the Company. During fiscal year 2000, the Committee met four times. The Committee discussed the interim financial information contained in each quarterly earnings announcement with the Company's Chief Financial Officer and independent auditors prior to public release.

     In discharging its oversight responsibility as to the audit process, the Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditor's independence. The Committee also discussed with senior management, including the Chief Financial Officer of the Company, and the independent auditors the quality and adequacy of the Company's internal controls and organization, responsibilities, and budget. The Committee reviewed with both the independent auditors and the Company's Chief Financial Officer their audit plans, audit scope and identification of audit risks.

     The Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communications with Audit Committees" and, with and without management present, discussed and reviewed the results of the independent auditors' examination of the financial statements.

     The Committee reviewed the audited financial statements of the Company as of and for the fiscal year ended October 31, 2000 with management and the independent auditors. Management has the responsibility for the preparation of the Company's financial statements and the independent auditors have the responsibility for the examination of those statements.

     Based on the above mentioned review and discussions with management and the independent auditors, the Committee recommended to the Board that the Company's audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended October 31, 2000, for filing with the Securities and Exchange Commission. The Committee also recommended the reappointment, subject to shareholder approval, of the independent auditors and the Board concurred in such recommendation.

                                          AUDIT AND COMPLIANCE COMMITTEE

                                          Galen D. Powers
                                          Randolph G. Brown

SHAREHOLDER RETURN PERFORMANCE GRAPHS

     The graph presented below provides a comparison between the cumulative total shareholder return (assuming the reinvestment of dividends) on the Common Stock since the Company's initial public offering on December 17, 1992 and the Nasdaq U.S. companies index, the Nasdaq computer and data processing service companies index, and the Nasdaq health service companies index, over the same period. The graph assumes the investment of $100 in the Common Stock and each of the indices.
[PERFORMANCE GRAPH]

                                                HMSY             NASDAQ COMPOSITE          NASDAQ HC             NASDAQ INFO
                                                ----             ----------------          ---------             -----------
Dec-92                                            100                    100                    100                    100
Oct-93                                         141.53                 115.12                 102.16                 107.12
Oct-94                                         189.06                 115.73                 129.79                 128.96
Oct-95                                         319.79                 155.83                 133.61                 196.82
Oct-96                                         352.32                 183.94                 153.12                 228.22
Oct-97                                          97.45                 242.09                 167.21                 307.92
Oct-98                                         104.95                 270.82                 130.04                    396
Oct-99                                          63.27                 457.85                  93.25                 744.03
Oct-00                                          22.49                 516.07                 128.14                  795.8

CERTAIN TRANSACTIONS

     During October 1998, the Company's HSA subsidiary, a Delaware corporation, made two loans to Paul J. Kerz, an officer and director of HSA, who was also, at the time, the Company's Chairman and Chief Executive Officer. One loan, in the principal amount of $500,000, was secured by a pledge of 162,666 shares of the Company's common stock owned by Mr. Kerz, while the other loan, in the principal amount of $250,000, was unsecured. Both loans bore interest at the rate of 5.3125% per annum, payable semi-annually commencing April 30, 1999, and were due as to principal and all then accrued but unpaid interest on October 31, 2000. During October 1999, HSA (i) extended the due date of both loans to December 31, 2001 and (ii) increased the total principal amount of the unsecured loan to $1,000,000, of which a total of $400,000 was outstanding as of October 31, 1999. During November 1999, Mr. Kerz drew down the remaining $600,000 of the unsecured loan. In addition, the interest rate on the amended loans was increased to 5.9686% per annum. The loans were repaid in full from a portion of the compensation received by Mr. Kerz under the terms of a separation agreement as of October 2, 2000. Pursuant to the terms of separation, Mr. Kerz received separation compensation of $1,500,000 and an additional payment of $150,000 in exchange for his agreement not-to-compete with the Company through April 2006. In addition, the Company purchased 262,666 shares of his common stock at fair market value, will provide full salary continuation for two years, a consulting arrangement for $50,000 per year thereafter until April 2006, health insurance coverage for the related periods, and Mr. Kerz surrendered all of his unexercised stock options.

OTHER BUSINESS

     As of the date of this Proxy Statement, the Board of Directors knows of no business to be presented at the Meeting other than as set forth herein. If other matters properly come before the Meeting, the persons named as proxies will vote on such matters in their discretion.

SHAREHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

     Any shareholder proposals intended to be presented at the Company's 2002 Annual Meeting of Shareholders must be received by the Secretary, Health Management Systems, Inc., 401 Park Avenue South, New York, New York 10016, no later than October 26, 2001, in order to be considered for inclusion in the Company's Proxy Statement and form of proxy relating to such Meeting. Moreover, with regard to any proposal by a shareholder not seeking to have such proposal included in the Proxy Statement but seeking to have such proposal considered at the 2002 Annual Meeting, if such shareholder fails to notify the Company in the manner set forth above of such proposal no later than January 8, 2002, then the persons appointed as proxies may exercise their discretionary voting authority if the proposal is considered at the 2002 Annual Meeting notwithstanding that shareholders have not been advised of the proposal in the Proxy Statement for the 2002 Annual Meeting. Any proposals submitted by shareholders must comply in all respects with (i) the rules and regulations of the Securities and Exchange Commission, (ii) the provisions of the Company's Certificate of Incorporation and by-laws, and (iii) New York law.

ANNUAL REPORT

     The Company's 2000 Annual Report on Form 10-K is concurrently being mailed to shareholders. The Annual Report contains consolidated financial statements of the Company and its subsidiaries and the report thereon of KPMG LLP, independent certified public accountants.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ KATHY L. ARENDT
                                          Kathy L. Arendt
                                          Secretary

Dated: February 23, 2001

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, SHAREHOLDERS ARE URGED TO COMPLETE, SIGN, DATE, AND RETURN THE ACCOMPANYING FORM OF PROXY IN THE ENCLOSED ENVELOPE.

                                                                    ATTACHMENT A

                     AUDIT AND COMPLIANCE COMMITTEE CHARTER

I. PURPOSES

     The primary functions of the Audit and Compliance Committee are to assist the Board of Directors in fulfilling its oversight responsibilities with respect to both financial reports and compliance with federal and state laws relating to health care programs:

          (a) by reviewing the financial reports and other financial information provided by the Corporation to any governmental body or the public; the Corporation's systems of internal controls regarding finance and accounting that management and the Board have established; and the Corporation's auditing, accounting and financial reporting processes generally; and

          (b) by overseeing the operation of the Corporation's Corporate Compliance Program providing for adherence to health care related laws, regulations, and guidance.

     Consistent with these functions, the Audit and Compliance Committee will encourage continuous improvement of, and will foster adherence to, the Corporation's policies, procedures and practices at all levels. The Audit and Compliance Committee's primary duties and responsibilities are to:

     - serve as an independent and objective party to monitor the Corporation's financial reporting process and internal control system;

     - review and appraise the audit efforts of the Corporation's independent accountants;

     - provide an open avenue of communication among the independent accountants, financial and senior management and the Board of Directors;

     - present to the Board of Directors, as appropriate, such measures and recommend such actions as may be necessary or desirable to assist the Corporation in conducting its activities in full compliance with the Corporation's Corporate Compliance Program and all applicable laws, regulations, and policies, as well as the Code of Ethics; and

     - provide a vehicle for communication between the Board of Directors and management of the Corporation regarding compliance issues involving the Corporation and its affiliated organizations.

     The Audit and Compliance Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II. COMPOSITION

     The Audit and Compliance Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, within the meaning of Rule 4200(a)(15) of the Marketplace Rules of The Nasdaq Stock Market, Inc. All members of the Committee shall have a working familiarity with basic finance and accounting practices (including an understanding of the Corporation's balance sheet, income statement, and cash flow statement), and at least one member of the Committee shall have accounting or related financial management expertise. The members of the Committee shall be appointed by the Board at the annual organizational meeting of the Board and shall remain as members until their successors are appointed, subject to their earlier resignation or removal by the Board. Unless a

Chairperson is elected by the full Board, the members of the Committee may designate a Chairperson by majority vote of the full Committee.

III. MEETINGS

     The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee or at least its Chairperson should meet with the independent accountants and management quarterly to review the Corporation's financial statements consistent with IV.4. below.

IV. RESPONSIBILITIES AND DUTIES

     To fulfill its responsibilities and duties, the Audit and Compliance Committee shall:

DOCUMENTS/REPORTS REVIEW

     1. Review and reassess the Audit and Compliance Committee Charter on an annual basis.

     2. Review the Corporation's annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent accountants.

     3. Review with financial management and the independent accountants the interim financial statements included in each of the Corporation's Forms 10-Q prior to its filing or prior to the release of earnings. The Chairperson of the Committee may represent the entire Committee for purposes of this review.

INDEPENDENT ACCOUNTANTS

     4. Recognizing that the independent accountant's ultimate accountability is to the Board and the Committee, as representatives of the Corporation's shareholders, the Board and the Committee shall be ultimately responsible for selecting, evaluating, and, where appropriate, replacing the independent accountants (and for nominating the independent accountants to be proposed for shareholder approval in any proxy statement). In addition, the Committee shall review and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Committee shall review and discuss with the independent accountants all significant relationships the independent accountants have with the Corporation to determine the accountants' independence and shall take all appropriate action to oversee the independence of the independent accountants.

     5. Periodically consult with the independent accountants out of the presence of management about internal controls and the completeness and accuracy of the Corporation's financial statements.

FINANCIAL REPORTING PROCESSES

     6. In consultation with the independent accountants review the integrity of the Corporation's financial reporting processes, both internal and external.

     7. Consider the independent accountants' judgments about the quality and appropriateness of the Corporation's accounting principles as applied in its financial reporting.

     8. Consider and approve, if appropriate, major changes to the Corporation's auditing and accounting principles and practices as suggested by the independent accountants or management.

AUDIT AND COMPLIANCE COMMITTEE REPORT

     9. Ensure that the Audit and Compliance Committee Charter is included as an appendix to the Corporation's proxy statement at least once every three years.

     10. Provide annual reports, to be included in the Corporation's proxy statements, stating:

          a. the name of each member of the Audit and Compliance Committee;

          b. the independence of each member of the Audit and Compliance Committee, as defined by Section II of this Charter;

          c. whether the Audit and Compliance Committee has reviewed and discussed the audited financial statements with management;

          d. whether the Audit and Compliance Committee has discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61;

          e. whether the Audit and Compliance Committee has received from the independent accountants written disclosures regarding the accountants' independence as required by Independence Standards Board Standard No. 1; and

          f. whether, based on items (c) through (e), the Audit and Compliance Committee recommended to the Board of Directors that the audited financial statements be included in the Corporation's Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission.

PROCESS IMPROVEMENT

     11. Establish regular and separate systems of reporting to the Audit and Compliance Committee by each of management and the independent accountants regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

     12. Following completion of the annual audit, review separately with each of management and the independent accountants any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

     13. Review any significant disagreement among management and the independent accountants in connection with the preparation of the financial statements.

     14. Review with the independent accountants and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit and Compliance Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.)

ETHICAL AND LEGAL COMPLIANCE

     15. Establish, review and update periodically a written Code of Ethical Conduct and ensure that management has established a system to enforce this Code.

     16. Review at each of its meetings management's monitoring of the Corporation's compliance with the Corporation's Corporate Compliance Program and Code of Ethical Conduct, and ensure that management has the proper review system in place to ensure that Corporation's business practices conform to the highest standards of legal and ethical conduct.

     17. Review, with the Corporation's counsel, legal compliance matters including corporate securities trading policies.

     18. Review, with the Corporation's counsel, any legal matter that could have a significant impact on the Corporation's financial statements.

     19. Perform any other activities consistent with this Charter, the Corporation's By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

                        HEALTH MANAGEMENT SYSTEMS, INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned appoints William F. Miller III and Alan L. Bendes, and any one of them, as proxies, to vote all shares of Common Stock of Health Management Systems, Inc. (the "Company") held of record by the undersigned as of February 9, 2001, the record date with respect to this solicitation, at the Annual Meeting of Shareholders of the Company to be held at 401 Park Avenue South, New York, New York 10016 on Thursday, March 29, 2001, at 11:00 A.M. and any adjournments thereof, upon the following matters:



                                     (OVER)




                            * FOLD AND DETACH HERE *


ELECTION OF DIRECTORS:                    NOMINEES: William F. Miller III, William W. Neal,     2. Ratification of the selection
                                          Ellen A. Rudnick and Richard H. Stowe                 of KPMG LLP as the Company's
 FOR ALL NOMINEES         WITHHOLD        --------------------------------------------------    independent accountants for the
LISTED TO THE RIGHT      AUTHORITY        FOR, except for the following nominee(s)              fiscal year ending October 31, 2001.
 (EXCEPT AS MARKED     TO VOTE FOR ALL
 TO THE CONTRARY)      NOMINEES LISTED                                                           FOR       AGAINST       ABSTAIN
                        TO THE RIGHT

     -------              -------                                                               -------    -------       -------


1. To transact such other business as may properly come before         THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER
   the meeting or any adjournment thereof.                             DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS
                                                                       GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2 ABOVE.
                                                                       IF ANY NOMINEE DECLINES OR IS UNABLE TO SERVE AS A DIRECTOR,
                                                                       THEN THE PERSONS NAMED AS PROXIES SHALL HAVE FULL DISCRETION
                                                                       TO VOTE FOR ANY OTHER PERSON DESIGNATED BY THE BOARD OF
                                                                       DIRECTORS.

Signature                                               Signature                                                     Date
         ------------------------------------------------        -----------------------------------------------------    ----------
NOTE: Please sign as name appears hereon, joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


                            * FOLD AND DETACH HERE *


                                                        Annual
                                                        Meeting Of
HEALTH MANAGEMENT SYSTEMS, INC.                         Shareholders
                                                        March 29, 2001, 11:00 am
                                                        401 Park Avenue South
                                                        New York, New York 10016